UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

            Date of Report (Date of earliest event reported): June 18, 2025

Commission File Number: 1-11607
DTE Energy Company

Michigan	38-3217752
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

Registrants address of principal executive offices: One Energy Plaza, Detroit, Michigan 48226-1221
Registrants telephone number, including area code: (313) 235-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on which Registered
Common stock, without par value	DTE	New York Stock Exchange

2017 Series E 5.25% Junior Subordinated Debentures due 2077	DTW	New York Stock Exchange

2020 Series G 4.375% Junior Subordinated Debentures due 2080	DTB	New York Stock Exchange

2021 Series E 4.375% Junior Subordinated Debentures due 2081	DTG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of President and Chief Executive Officer

On June 19, 2025, the Board of Directors of DTE Energy Company (the “Company” or “DTE Energy”) elected Joi M. Harris, DTE Energy’s President and Chief Operating Officer, as President and Chief Executive Officer, effective September 8, 2025. Ms. Harris was also elected to the Company’s Board of Directors effective September 8, 2025. Gerardo Norcia, DTE Energy Chairman and Chief Executive Officer, was named DTE Energy Executive Chairman effective September 8, 2025 and will remain a full-time employee and director of the Company. Ms. Harris, 55, has served as President and Chief Operating Officer since 2023. Ms. Harris has also served in various positions at the Company since 1991, including service as President and Chief Operating Officer of DTE Gas Company and Senior Vice President of DTE Energy. There is no arrangement or understanding between Ms. Harris and any other person pursuant to which she was selected as an officer and director.

Effective September 8, 2025, Ms. Harris will receive an increase in annual base salary to $1,200,000. In addition, her Annual Incentive Plan target percentage will increase to 125% and her Long-Term Incentive Plan target percentage will increase to 500%. Ms. Harris will also receive a grant of restricted shares with a grant date fair value of $1,000,000 which are subject to cliff vesting in 3 years. More information about the Annual Incentive and Long-Term Incentive Plans may be found in the Company’s 2025 Proxy Statement.

Effective September 8, 2025, Mr. Norcia will receive a decrease in annual base salary to $900,000, and then to $750,000 effective January 1, 2027. In addition, his Annual Incentive Plan target percentage will decrease to 100% effective September 8, 2025 and his Long-Term Incentive Plan target percentage will decrease to 300% for 2026 and to 200% for 2027. Mr. Norcia’s 2026 and 2027 Long-Term Incentive Plan grants will be restricted shares with vesting dates of December 31, 2027 and one year from the date of grant, respectively.

Also on June 18, 2025, David Ruud, Executive Vice President and Chief Financial Officer was named Vice Chairman and Chief Financial Officer, effective September 8, 2025, at which time Mr. Ruud will receive an increase in base salary to $800,000. In addition, his Annual Incentive Plan target percentage will increase to 100% and his Long-Term Incentive Plan target percentage will increase to 300%, all effective September 8, 2025. Mr. Ruud will also receive a grant of restricted shares with a grant date fair value of $1,000,000 which are subject to cliff vesting in 3 years.

A copy of the Company's press release announcing the changes is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release of DTE Energy Company dated June 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2025

DTE Energy Company
(Registrant)

/s/Lisa A. Muschong
Lisa A. Muschong
Vice President, Corporate Secretary and Chief of Staff